                                                                    EXHIBIT 99.3

                                 ACCENT RX, INC.
                              FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

                          Independent Auditors' Report

To the Board of Directors
AccentRx, Inc.
Tampa, Florida

We have audited the accompanying balance sheet of AccentRx, Inc. as of September 30, 2003 and the related statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AccentRx, Inc. as of September 30, 2003 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has suffered losses from operations and has a working capital and a stockholders' deficiency. As further discussed in Note 2, subsequent to September 30, 2003, the Company sold its only operating segment and subsequent thereto activities consist only of collecting receivables and paying remaining vendors. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                /s/AIDMAN, PISER & COMPANY, P.A.
January 21, 2004
Tampa, Florida

                                 ACCENT RX, INC.
                                  BALANCE SHEET
                               SEPTEMBER 30, 2003

                                     ASSETS
Current assets:
    Cash                                                          $          435,298
    Accounts receivable, net of allowance for
       doubtful accounts of $389,303                                       1,423,955
    Inventory                                                                173,276
    Notes and other receivables                                                6,215
    Prepaid expenses and other current assets                                 29,356
                                                                  ------------------
         Total current assets                                              2,068,100

   Furniture, equipment and leasehold improvements, net                      247,492
   Other assets                                                               46,884
                                                                  ------------------
                                                                  $        2,362,476
                                                                  ==================

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
    Accounts payable:
       Primary supplier                                           $        4,633,537
       Other trade                                                           903,114
    Accrued expenses                                                         679,635
    Notes payable, primary supplier                                        6,104,803
                                                                  ------------------

     Total liabilities                                                    12,321,089

Commitments (Notes 5 and 8)                                                        -

Stockholder's deficit:
   Common stock, $1.00 par value, 100 shares
      authorized, issued and outstanding                                         100
   Additional paid-in capital                                                235,263
   Accumulated deficit                                            (        9,143,347)
   Due from parent company                                        (        1,050,629)
                                                                  ------------------
         Total stockholder's equity                               (        9,958,613)
                                                                  ------------------

                                                                  $        2,362,476
                                                                  ==================

                       See notes to financial statements.

                                 ACCENT RX, INC.
                 STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                          YEAR ENDED SEPTEMBER 30, 2003

Net sales                                                          $     20,849,904

Cost of sales                                                            19,282,252
                                                                  -----------------

Gross margin                                                              1,567,652

Operating expenses                                                        2,785,335
                                                                  -----------------

Loss from operations                                              (       1,217,683)

Other expense:
    Interest and finance charges                                  (         912,114)
    Depreciation and amortization                                 (         219,336)
    Other income, net                                                         2,221
                                                                  -----------------

Loss before income taxes                                          (       2,346,912)

Income tax expense                                                (               -)
                                                                  -----------------

Net loss                                                          (       2,346,912)

Accumulated deficit, beginning of year                            (       6,796,435)
                                                                  -----------------

Accumulated deficit, ending of year                               ($      9,143,347)
                                                                  =================

                       See notes to financial statements.

                                 ACCENT RX, INC.
                             STATEMENT OF CASH FLOWS
                          YEAR ENDED SEPTEMBER 30, 2003

Cash flows from operating activities:
    Net loss                                                                                   ($          2,346,912)
    Adjustments to reconcile net loss to net cash flows from operating activities:
         Depreciation and amortization                                                                       219,336
         Increase (decrease) in cash resulting from changes in:
           Accounts receivable                                                                               356,799
           Inventories                                                                                        54,178
           Prepaid expenses and other assets                                                                  36,535
           Accounts payable and accrued expenses                                                           2,054,503
                                                                                               ---------------------
Net cash flows from operating activities                                                                     374,439
                                                                                               ---------------------

Cash flows from investing activities:
    Proceeds from disposal of equipment                                                                       54,556
    Acquisition of furniture, equipment, and leasehold improvements                            (               5,614)
                                                                                               ---------------------
Net cash flows from investing activities                                                                      48,942
                                                                                               ---------------------

Cash flows from financing activities:
    Advances to parent                                                                         (             534,933)
    Payments on long-term debt                                                                 (              58,178)
                                                                                               ---------------------
Net cash flows from financing activities                                                       (             593,111)
                                                                                               ---------------------

Net change in cash                                                                             (             169,730)

Cash at beginning of year                                                                                    605,028
                                                                                               ---------------------

Cash at end of year                                                                            $             435,298
                                                                                               =====================

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid for:
         Interest                                                                              $             637,855
                                                                                               =====================
         Income taxes                                                                          $                   -
                                                                                               =====================

                      See notes to financial statements.

                                 ACCENT RX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED SEPTEMBER 30, 2003

1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Business and organization:

     AccentRx, Inc. ("AccentRx" or "the Company") is a specialty pharmacy distribution company providing disease management and distribution of costly, targeted pharmaceutical therapies to patients and their specialists. AccentRx provides products and services to HIV/AIDS, organ transplantation, Hepatitis C and cancer patients. The Company was organized in March 2002 as a wholly-owned subsidiary of Accentia, Inc. In October 2002, it acquired substantially all assets and assumed substantially all liabilities of American Prescription Providers, Inc. ("APP"), a company under substantially common ownership and control with that of the Company. The assets acquired and liabilities assumed were recorded at APP's historical cost basis. The Company's revenues are derived principally through mail order.

     Use of estimates:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, assumptions and estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ materially from those estimates.

     Cash:

     The Company maintains its cash balances in three financial institutions. Such balances are insured by the Federal Deposit Insurance Corporation up to $100,000 per Corporation per financial institution. The Company's cash exceeds these insured amounts by approximately $100,000 at September 30, 2003.

     Accounts receivable and allowance for doubtful accounts:

     Accounts receivable are customer obligations due under normal trade terms. The Company sells its products to individuals in approximately 50 states and receivables are due from a wide range of insurance companies and individuals. The Company's sales are to a large number of widely dispersed customers and individual sales are not significant. The products sold are generally covered by insurance or other third party payors; therefore no collateral is required.

     Management reviews accounts receivable on a monthly basis to determine collectibility. Balances that are determined to be uncollectible are written off to the allowance for doubtful accounts. The allowance for doubtful accounts contains a general accrual for estimated bad debts and had a balance of approximately $389,000 at September 30, 2003, which management considers adequate.

                                 ACCENT RX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED SEPTEMBER 30, 2003

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     Inventories:

     Inventories consist of trade pharmaceutical products held for sale. Inventories are stated at the lower of cost or market with cost determined using the first-in first-out ("FIFO") method.

     Furniture, equipment and leasehold improvements:

     Furniture, equipment and leasehold improvements are stated at cost. Depreciation is determined using accelerated methods over the estimated useful lives of three to seven years. Amortization of leasehold improvements is over the shorter of the improvements' estimated economic lives or the related lease terms.

     Advertising expenses:

     The Company expenses the costs of advertising, which includes promotional expenses, as incurred. For the year ended September 30, 2003, advertising expenses were nominal. The Company does not conduct any direct-response advertising.

     Income taxes:

     Deferred income tax assets and liabilities are computed annually for differences between the financial statement and federal income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     Fair value of financial instruments:

     The carrying amounts of current assets and current liabilities such as cash, accounts receivable, accounts payable and notes payable to primary supplier approximate fair value because of the short maturity of these items.

     Revenue recognition:

     AccentRx recognizes revenue when pharmaceuticals are delivered to patients. Sales adjustments are estimated based on the history of insurance carrier adjustments and collections experience, and approximated $1,200,000 for the year ended September 30, 2003.

                                 ACCENT RX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED SEPTEMBER 30, 2003

2.   LIQUIDITY, MANAGEMENTS' PLANS AND SUBSEQUENT DISPOSAL OF BUSINESS:

     The Company generated losses aggregating approximately $2,300,000 in 2003. At September 30, 2003, working capital and stockholder's deficiencies aggregated approximately $10,300,000 and $10,000,000, respectively. These matters raise substantial doubt about the Company's ability to continue as a going concern.

     Management's plans in that regard are as follows:

     On December 8, 2003, the Company entered into an asset sale agreement with Chronimed, Inc., which provided for the sale of trademarks, customer lists and goodwill associated with the Company's pharmacy business for $4,200,000 in cash. The Company used substantially all of the net proceeds of the sale to repay an aggregate of $4,150,000 of trade payables to its primary supplier.

     The Company's plan of operations for fiscal 2004 includes disposing of its remaining inventory and collecting remaining outstanding receivables, which are due principally from patients, and payment of outstanding trade payables. Collection of the receivables is anticipated to be substantially completed by March 31, 2004. Repayment of the notes payable, primary supplier is expected to be funded by borrowings from the parent or converted to equity. The Company is also attempting to identify sub-lessors for its facility leases.

     The Company has signed a license agreement with a major research institution for the production and distribution of a patented application for Chronic Rhino Sinusitis to be developed into a new drug application
     (NDA) using a patented oral drug delivery technology. The ultimate success of the Company is dependent upon the future successful commercialization of this compounded pharmaceutical and obtaining the necessary funding to proceed with this venture. There can be no assurances that the Company will be successful in that regard. The financial statements do not include any adjustments that may arise as a result of the aforementioned uncertainties.

3.   DUE FROM PARENT COMPANY:

     Due from parent company are unsecured, non-interest bearing advances made to help fund the parent company's working capital requirements.

     The parent's ability to repay these advances is uncertain and, as such, these receivables have been treated as in-substance distributions and recorded as an increase in stockholder's deficit.

                                 ACCENT RX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED SEPTEMBER 30, 2003

4.   FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

     Furniture, equipment and leasehold improvements consist of the following:

Furniture                                                   $        139,254
Office equipment                                                     371,833
Leasehold improvements                                                98,077
                                                            ----------------
                                                                     609,164
Less: accumulated depreciation and
           amortization                                     (        361,672)
                                                            ----------------
                                                            $        247,492
                                                            ================

5.   PAYABLE TO PRIMARY SUPPLIER:

     The Company has a supplier agreement with a major pharmaceutical supplier. The agreement provides for minimum monthly purchase levels, monthly minimum purchases by location, and pricing and payment terms as defined, including a 2% late fee on past due obligations.

     Payable to primary supplier represents amounts due pursuant to this supplier agreement, including approximately $3,641,000 in past due amounts. Aggregate purchases during the year ended September 30, 2003 were $18,854,080 or 98% of cost of sales. In addition, late fees aggregating $610,000 were charged, and such amounts are included in interest and finance charges in the accompanying statement of operations.

     The supplier agreement was transferred to the purchaser in connection with the sale of the business discussed in Note 2, and as such, there are no future purchase obligations under the supplier agreement.

6.   NOTES PAYABLE, PRIMARY SUPPLIER:

     Notes payable, primary supplier consist of the following:

Term loan payable in quarterly installments of $300,000, interest at
LIBOR plus 3.5%; matured January 2004 (a)                                     $ 3,900,000

Revolving line of credit, interest payable monthly at LIBOR plus 3.5%;
matured January 2004. (a)                                                       2,204,803
                                                                            -------------
                                                                              $ 6,104,803
                                                                            =============

(a) The terms of these notes, among other things, restrict additional borrowings by the Company and require the Company to maintain certain minimum current ratios and funded debt to earnings before interest, taxes, depreciation and amortization ("EBITDA") and funded debt to capital levels, as defined. These notes are guaranteed by principal shareholders of the Company.

                                 ACCENT RX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED SEPTEMBER 30, 2003

7.   INCOME TAXES:

Deferred tax assets consist of the following at September 30, 2003:

             Tax benefit of net operating loss carryover                    $      685,000
             Valuation allowance                                           (       685,000)
                                                                           ---------------
                                                                            $            -
                                                                           ===============

Income tax (expense) benefit consists of the following:
             Current                                                       ($            -)
             Deferred                                                                    -
             Benefit of net operating loss carryover                               685,000
             Change in valuation allowance                                 (       685,000)
                                                                           ---------------
                                                                           ($            -)
                                                                           ===============

It has not been determined whether net operating losses generated by the predecessor can be utilized by this entity. Net operating losses generated by AccentRx of $1,800,000 can be utilized to reduce future taxable income and expire in 2023.

8.   COMMITMENTS:

     The Company has operating leases for various facilities, automobiles, machinery, and equipment, which expire at various times through 2009. The annual aggregate rental commitments under these leases, except for those providing for month-to-month tenancy, are as follows:

Fiscal year ending
------------------
  2004                                      $          704,275
  2005                                                 629,191
  2006                                                 619,605
  2007                                                 604,497
  2008                                                 588,633
thereafter                                             197,599
                                            ------------------
                                            $        3,343,800
                                            ==================

     Rent expense was approximately $826,000 for the year ended September 30, 2003.

                                 ACCENT RX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED SEPTEMBER 30, 2003

     The Company has subleased a portion of its leased property. Minimum future sublease rentals to be received pursuant to this agreement are as follows at September 30, 2003:

Fiscal year ending
       2004                                      $          402,693
       2005                                                 414,774
       2006                                                  69,466
                                                 ------------------
                                                 $          886,933
                                                 ==================

     Rental income (recognized as a reduction of rent expense in the financial statements) was approximately $423,000 for the year ended September 30, 2003.